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                                                             Boulder Venture

                                                           330 E. Kilbourn Ave.
                                                           Suite 1454
                                                           Milwaukee, WI 53202
                                                           Ph 414.271.5385
                                                           Fx 414.271.5387

December 29, 2000

Carol Kolozs F.
President
Aarica Holdings, Inc.
195 Wekiva Springs Road
Suite 200
Longwood, Florida 32779

Dear Carol,

Please consider this letter my written extension of the promissory notes that were due and payable on December 31st, 2000 to a due date of February 15, 2001.

At that time, all the principal and interest shall be due and payable in full.


Sincerely yours,


/s/ Robert E. Schmidt, Jr.
Robert E. Schmidt, Jr.
C.E.O.